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                                                                   EXHIBIT 5.1








                 [MORRIS, NICHOLS, ARSHT & TUNNELL, LETTERHEAD]




                                  July 1, 1996




Liberte' Investors Inc.
600 North Pearl Street
Suite 420, LB #168
Dallas, TX 75201

Ladies and Gentlemen:

        We have acted as Delaware counsel in connection with certain matters relating to the Registration Statement on Form S-4, (the "Registration Statement), of Liberte Investors Inc., a Delaware corporation (the "company"), filed with the securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to 12,153,658 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), including the Prospectus contained therein.

        In connection with this opinion, the Company has provided to us and we have reviewed copies of Amendment No. 1 to the Schedule 14A that constitutes a part of the Registration Statement, the certificate of incorporation and bylaws of the Company, the Assignment and Assumption of Stock Purchase Agreement dated as of April 1, 1996 between Liberte Investors, a Massachusetts business trust (the "Trust") and the Company, the Written Consent of the

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Liberte Investors Inc.
July 1, 1996
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Board of Directors of the Company in Lieu of Organizational Meeting of the
Board of Directors (the "Directors Consent"), and a form of certificate representing the Shares. We have also obtained and relied upon a certificate, dated today, issued by the Secretary of State of the State of Delaware with respect to the Company's good standing as a Delaware corporation. In connection with rendering this opinion we have not reviewed any other agreements or documents of the Company and we have assumed that nothing contained in any such agreement or document that we have not reviewed is inconsistent with or contrary to the opinions expressed herein.

        We have assumed the genuineness of all signatures on the documents listed above, the legal capacity of natural persons to execute such documents, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. In addition, we have assumed (1) the Company will have available for issuance in connection with the Plan of Reorganization (the "Plan of Reorganization") between the Trust and the Company set forth in the Registration Statement a number of authorized but unissued shares of Common Stock not less than the number of Shares and that such number of Shares will not have been previously subscribed for or otherwise committed to be issued; (2) the number of outstanding Beneficial Shares of the Trust as of the Closing (as that term is used in Section 5 of the Plan of Reorganization) will be equal to the number of Shares and will also be equal to the sum of (a) the number of Shares
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Liberte Investors Inc.
July 1, 1996
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authorized for issuance in connection with the Plan of Reorganization pursuant to the Directors Consent, and (b) one thousand; (3) the consideration received by the Company for the Shares issued pursuant to the Plan of Reorganization will have a value equal to at least the par value of such Shares; and (4) the Company has delivered to the Trust certificates in the form provided to us for the Shares issued pursuant to the Assumption Agreement.

        Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that (1) the Shares have been duly authorized; (2) those Shares that were issued pursuant to and in accordance with the terms of the Assumption Agreement were, validly issued, fully paid and nonassessable; and, (3) upon receipt of the consideration provided for in the Plan of Reorganization and the Directors Consent, and delivery of a certificate or certificates representing the Shares to be issued pursuant to such Plan, in the form provided to us, the Shares to be issued pursuant to the Plan of Reorganization will be validly issued, fully paid and nonassessable and (4) the Shares will remain validly issued, fully paid and nonassessable upon transfer by the Trust to the holders of beneficial interests in the Trust pursuant to the Plan of Reorganization.


        The opinions set forth above are expressed for your benefit and may not be relied upon by any other person or entity for any purpose without our prior written consent; provided,

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Liberte Investors Inc.
July 1, 1996
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however, we understand that you wish to file this opinion as an exhibit to the
Registration Statement and we consent thereto and to the reference to our firm and to this opinion in the "Legal Matters" section of the Registration Statement.

                                            Very truly yours,

                                            /s/ MORRIS, NICHOLS, ARSHT & TUNNELL
                                            ------------------------------------
                                            Morris, Nichols, Arsht & Tunnell